UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2011 (December 13, 2011)

AUTOZONE, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 South Front Street Memphis, Tennessee 38103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:(901) 495-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Executive Deferred Compensation Plan. On December 13, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of AutoZone, Inc. (the “Company” or “AutoZone”) approved the Second Amendment to the AutoZone, Inc. Executive Deferred Compensation Plan (“Deferred Compensation Plan”), establishing the definition of “retirement date” for amounts deferred in plan years beginning on or after January 1, 2012, as the date on which (A) a participant has attained the age of 55, (B) the participant has completed at least five years of full-time service with the Company, (C) the sum of the number of full-time years of service with the Company and the participant’s age equals at least 65 and (D) the participant experiences a Termination of Employment as defined in the Deferred Compensation Plan. The Second Amendment is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Amendment of Executive Stock Purchase Plan. On December 13, 2011, the Compensation Committee approved the First Amendment to the AutoZone, Inc. Fourth Amended and Restated Executive Stock Purchase Plan (the “XSPP”), establishing the definition of “normal retirement date” with respect to options granted in plan years beginning on or after January 1, 2012, as the earliest date on which (A) a participant has attained the age of 55, (B) the participant has completed at least five years of full-time service with the Company or a subsidiary of the Company and (C) the sum of the number of full-time years of service with the Company or a subsidiary of the Company and the participant’s age equals at least 65. The First Amendment is attached as Exhibit 10.2 to this Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) AutoZone’s Annual Meeting of Stockholders was held on December 14, 2011.

(b) The stockholders took the following actions at the Annual Meeting:

Proposal 1: The stockholders elected nine directors, each of whom will hold office until the Annual Meeting of Stockholders to be held in 2012 and until his or her successor is duly elected and qualified. Each director received more votes cast “for” than votes cast “against” his or her election. The tabulation of votes with respect to each nominee for director was as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

William C. Crowley	32,887,039	1,823,939	15,193	1,658,139

Sue E. Gove	34,691,546	21,873	12,752	1,658,139

Earl G. Graves, Jr.	34,675,034	38,237	12,900	1,658,139

Robert R. Grusky	34,657,282	55,616	13,273	1,658,139

J. R. Hyde, III	34,666,101	51,929	8,141	1,658,139

W. Andrew McKenna	34,484,907	228,342	12,922	1,658,139

George R. Mrkonic, Jr.	34,663,291	48,995	13,885	1,658,139

Luis P. Nieto	34,688,349	23,144	14,678	1,658,139

William C. Rhodes, III	34,192,394	517,086	16,691	1,658,139

Proposal 2: The Audit Committee’s designation of Ernst & Young LLP as AutoZone’s independent registered public accounting firm for the fiscal year ending August 25, 2012 was ratified by the stockholders. The tabulation of votes on this matter was as follows:

36,079,181	votes for

289,203	votes against

15,926	abstentions

There were no broker non-votes for this item.

Proposal 3: The compensation of AutoZone’s named executive officers was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

34,230,629	votes for

260,217	votes against

235,325	abstentions

1,658,139	broker non-votes

Proposal 4: An annual advisory vote on executive compensation was approved, on an advisory basis, by stockholders. The tabulation of votes on this matter was as follows:

32,862,782	votes for every year

55,110	votes for every two years

1,776,811	votes for every three years

31,468	abstentions

(d) As set forth above, a majority of the votes cast for Proposal 4 specified that future advisory votes on executive compensation should be held every year. In light of these results, the Board of Directors has determined to hold an annual stockholder advisory vote on executive compensation until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than AutoZone’s annual meeting of stockholders in 2017.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed with this Current Report pursuant to Item 5.02:

(d)	Exhibits

10.1	Second Amendment to the AutoZone, Inc. Executive Deferred Compensation Plan.

10.2	First Amendment to the AutoZone, Inc. Fourth Amended and Restated Executive Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.

By:	/s/ Harry L. Goldsmith
Harry L. Goldsmith Executive Vice President, General Counsel and Secretary

Dated: December 14, 2011

EXHIBIT INDEX

10.1	Second Amendment to the AutoZone, Inc. Executive Deferred Compensation Plan.

10.2	First Amendment to the AutoZone, Inc. Fourth Amended and Restated Executive Stock Purchase Plan.